Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Jonathan Sears Woodall
October 2, 2006		(919) 687-7835
(919) 687-7821 Fax
jon.woodall@mfbonline.com

M&F BANCORP, INC. DECLARES DIVIDEND FOR 3rd QUARTER

Durham, NC–(October 2, 2006) M&F Bancorp, Inc. (“the Company”) announced its Board of Directors approved a five-cent ($.05) per share quarterly dividend. Each shareholder of record at the close of business on October 5, 2006 shall be entitled to receive $.05 for each share of stock on the record date. The payment date shall be Thursday, October 12, 2006.

The Company, a one-bank holding company with assets of approximately $251.1 million as of June 30, 2006, is the parent company of Mechanics and Farmers Bank (M&F Bank, “the Bank”). The Company’s common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP.” For additional information contact M&F Bancorp Corporate Headquarters, 2634 Durham Chapel Hill Blvd., Durham, NC at 919-687-7800, or visit www.mfbonline.com.

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F Bancorp, Inc. and M&F Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and the Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Neither the Company nor the Bank undertakes an obligation to update any forward-looking statements. Additional information is detailed in M&F Bancorp, Inc.’s filings with the Securities and Exchange Commission, and is available at www.sec.gov.